                            FEATHER RIVER STATE BANK
                         DIRECTOR DEFERRED FEE AGREEMENT

         This Agreement is made this____________, by and between Feather River State Bank, a state chartered commercial bank, located in Yuba City, California, (the "Bank"), and David A. Offutt (the "Director").

                                  INTRODUCTION

         To encourage the Director to remain a member of the board of directors, the Bank is willing to provide to the Director a deferred fee opportunity. The Bank will pay the Director's benefits from the Bank's general assets.

                                    AGREEMENT

         The Director and the Bank agree as follows:

                                    Article 1

                                   Definitions

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1 "Anniversary Date" means December 31 of each year.

         1.2 "Change in Control" shall mean (i) the sale, transfer or other exchange of the voting securities of either the Bank or its parent holding company California Independent Bancorp ("CIB') which would result in the ownership or control (as defined by section 7(j)(8)(B) of the Change in Bank Control Act of 1978) by any individual or entity of 25% or more of any class of voting security of the Bank or CIB; (ii) any transaction which results in the Bank or CIB being merged or consolidated with another financial institution or corporation that results in less than 75% of resultant bank or corporation's outstanding voting securities being owned in the aggregate by the former shareholders of the Bank or CIB; (iii) any transaction which results in the Bank or CIB substantially selling all of its assets to another financial institution or corporation which is not a wholly owned subsidiary or corporate affiliate of the Bank or CIB; or (iv) during any period of twenty-four (24) consecutive months, at least a majority of the board of directors of either the Bank or CIB ceases to consist of the same individuals who have served continuously on the respective Board since the beginning of such period or whose election, or nomination for election by the respective shareholders, were approved by a vote of at least two-thirds of the directors then still in office who have served continuously on the respective Board since the beginning of the period.

         1.3 "Code" means the Internal Revenue Code of 1986, as amended, including any successor provisions.

         1.4 "Deferral Account" means the Bank's accounting of the Director's accumulated Deferrals plus accrued interest.

         1.5 "Deferrals" means the amount of the Director's Fees which the Director elects to defer according to this Agreement.

         1.6 "Disability" shall mean the Director's inability to perform the duties and responsibilities of his position in a normal and regular manner, due to mental or physical illness or injury for a period of ninety (90) consecutive days, or fifty percent (50%) or more of the normal working days during a period of one hundred and eighty (180) consecutive days. The determination of the Director's disability shall be made in the sole discretion of the Bank's board of directors, with the Director ineligible to participate in the determination. If requested by the board of directors, to assist with the board of director's ability to make a determination, Director will submit to such physical or mental evaluations and tests as the board of directors deems appropriate.

         1.7  "Effective Date" means April 1, 1999.

         1.8. "Election Form" means the form attached as Exhibit 1.

         1.9 "Fees" means the total fees payable to the Director during a Plan Year.

         1.10 "Normal Retirement Age" means the Director's 66 birthday.

         1.11 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Service.

         1.12 "Plan Year" means the calendar year.

         1.13 "Termination of Service" means the Director ceases to be a member of the Bank or CIB's board of directors for any reason whatsoever other than by reason of a leave of absence which is approved by the Bank or CIB. For purposes of this Agreement, if there is a dispute over the Director's status or the date of the Director's Termination of Service, the Bank shall have the sole and absolute right to decide the dispute.

                                    Article 2

                                Deferral Election

         2.1 INITIAL ELECTION. The Director shall make an initial deferral election under this Agreement by filing with the Bank a signed Election Form within thirty (30) days after the Effective Date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred and shall be effective to defer only Fees earned after the date the Election Form is received by the Bank.

         2.2 ELECTION CHANGES

             2.2.1 GENERALLY. The Director may modify the amount of Fees to be deferred annually by filing a new Election Form with the Bank prior to the beginning of the Plan Year in which the Fees are to be deferred. The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Election Form is received and approved by the Bank.

             2.2.2 HARDSHIP. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe, or similar event outside the control of the Director occurs, the Director, by written instructions to the Bank, may reduce future deferrals under this Agreement.

                                    Article 3

                                Deferral Account

         3.1 ESTABLISHING AND CREDITING. The Bank establish a Deferral Account on its books for the Director and shall credit to the Deferral Account for the following amounts:

             3.1.1 DEFERRALS. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

             3.1.2 INTEREST. On each Anniversary Date and immediately prior to the payment of any benefits, but only until commencement of the benefit payments under this Agreement, interest is to be accrued on the account balance and compounded at an annual rate on each anniversary of the date of this Agreement and immediately prior to the payment of any benefits at an annual rate equal to the "Prime Rate" as published in the West Coast edition of the WALL STREET JOURNAL.

         3.2 STATEMENT OF ACCOUNTS. The Bank shall provide to the Director, within one hundred twenty (120) days after each Anniversary Date, a statement setting forth the Deferral Account balance.

         3.3 ACCOUNTING DEVICE ONLY. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                    Article 4

                                Lifetime Benefits

         4.1 NORMAL RETIREMENT BENEFIT. Upon the Normal Retirement Date, the Bank shall pay to the Director the benefit described in this section 4.1 in lieu of any other benefit under this Agreement.

             4.1.1  AMOUNT OF BENEFIT.  The benefit under this  section
4.1 is the Deferral Account balance at the Director's Normal Retirement Date.

             4.1.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director in 180 equal monthly installments commencing on the first day of the month following the Director's Normal Retirement Date. The Bank shall continue to credit interest under section 3.1.2 on the remaining account balance during any applicable installment period.

         4.2 EARLY RETIREMENT BENEFIT. Upon Termination of Service prior to the Normal Retirement Age for reasons other than death, Change of Control, termination for cause, or Disability, the Bank shall pay to the Director the benefit described in this section 4.2 in lieu of any other benefit under this Agreement.

             4.2.1  AMOUNT OF BENEFIT.  The benefit under this  section
4.2 is the Deferral Account balance at the Director's Termination of Service.

             4.2.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director in 180 equal monthly installments commencing on the first day of the month following the Director's Normal Retirement Age. The Bank shall continue to credit interest under section 3.1.2 on the remaining account balance during any applicable installment period.

         4.3 DISABILITY BENEFIT. If the Director terminates service as a Director due to Disability prior to Normal Retirement Age, the Bank shall pay to the Director the benefit described in this section 4.3 in lieu of any other benefit under this Agreement.

             4.3.1  AMOUNT OF BENEFIT.  The benefit under this  section
4.3 is the Deferral Account balance at the Director's Termination of Service.

             4.3.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director in 180 equal monthly installments commencing on the first day of the month following the Director's Termination of Service. The Bank shall continue to credit interest under section 3.1.2 on the remaining account balance during any applicable installment period.

         4.4 CHANGE OF CONTROL BENEFIT.  Upon a Change of Control,  the
Bank shall pay to the Director the benefit described in this section 4.4 in lieu of any other benefit under this Agreement.

             4.4.1  AMOUNT OF BENEFIT.  The benefit  under this section
4.4 shall be the Deferral Account balance on the Director's Termination of Service.

             4.4.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director in a lump sum within 90 days after the Director's Termination of Service.

         4.5 HARDSHIP DISTRIBUTION. Upon the board of directors' determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in section 2.2.2, the Bank shall distribute to the Director all or a portion of the Deferral Account balance as determined as appropriate by the Bank, but in no event shall the distribution be greater than the Bank believes is necessary to relieve the financial hardship.

                                    Article 5

                                 Death Benefits

         5.1 DEATH DURING ACTIVE SERVICE. If the Director dies while in the active service of the Bank, the Bank shall pay to the Director's beneficiary the benefit described in this section 5.1 in lieu of any other benefit under this Agreement.

             5.1.1 AMOUNT OF BENEFIT. The benefit under section 5.1 is the greater of the Deferral Account balance at the date of the Director's death or $333,213.

             5.1.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the beneficiary in 180 equal monthly installments commencing on the first day of the month following the Director's death. The Bank shall continue to credit interest under section 3.1.2 on the remaining account balance during any applicable installment period.

         5.2 DEATH DURING BENEFIT PERIOD. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

         5.3 DEATH AFTER TERMINATION OF SERVICE BUT BEFORE BENEFIT PAYMENTS COMMENCE. If the Director is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the benefit payments to the Director's beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director's death.

                                    Article 6

                                  Beneficiaries

         6.1 BENEFICIARY DESIGNATIONS. The Director shall designate a beneficiary by filing a written designation with the Bank. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Bank during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

         6.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative, or person having the care or custody of such minor, incompetent person, or incapable person. The Bank may require proof of incompetence, minority, or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    Article 7

                               General Limitations

         7.1 TERMINATION FOR CAUSE. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement that is attributable to the Bank match credited under section 3.1.2 of this Agreement and the interest earned on the Deferral Account if the Bank terminates the Director's Service for:

                  (a) gross negligence or gross neglect of duties to the Bank;

                  (b) commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Director's service to the Bank; or

                  (c) fraud, disloyalty, dishonesty, or willful violation of any law or significant Bank policy committed in connection with the Director's Service and resulting in an adverse effect on the Bank.

                  (d) the willful or habitual breach of Director's duties;

                  (e) theft or conversion by Director;

                  (f) unauthorized disclosure or other use of the Bank or CIB's trade secrets, customer lists or confidential information;

                  (g) habitual misuse of alcohol or any nonprescribed drug or intoxicant;

                  (h) the willful engaging by Director in conduct which is demonstrably and materially injurious to the Bank or CIB, monetarily or otherwise;

                  (i) willful or negligent violation of any law (other than minor traffic violations or similar offenses), rule, regulation, cease-and-desist order or any other regulatory order or agreement Bank or CIB enters into with their banking regulatory agencies.

In addition, the Bank reserves the right to terminate this Agreement "for cause" in the event that actions are affected by any regulatory agency having jurisdiction to remove or suspend Director from office, whether or not such actions have become final.

         7.2 SUICIDE OR MISSTATEMENT. The Bank shall not pay any death benefit under this Agreement exceeding the Deferral Account if the Director commits suicide or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Bank.

         7.3 EXCESS PARACHUTE PAYMENT. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement to the extent the benefit would create an excise tax under the excess parachute rules of section 280G of the Code.

                                    Article 8

                          Claims and Review Procedures

         8.1 CLAIMS PROCEDURE. The Bank shall notify any person or entity that makes a claim in accordance with the terms of this Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

         8.2 REVIEW PROCEDURE. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

                                    Article 9

                           Amendments and Termination

         This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Director. Notwithstanding the previous sentence in this Article 9, the Bank may amend or terminate this Agreement at any time if, pursuant to legislative, judicial, or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Director prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank (other than the financial impact of paying the benefits).

                                   Article 10

                                  Miscellaneous

         10.1 BINDING EFFECT. This Agreement shall bind the Director and the Bank, and their beneficiaries, survivors, executors, administrators, and transferees.

         10.2 NO CONTRACT OF EMPLOYMENT. This Agreement shall not be construed or deemed to be a contract for the employment of Director. No provision of this Agreement shall be interpreted to restrict the

Bank in any manner from removing or causing the removal of the Director, refusing to nominate the Director to a position on the board of directors, or from complying with any regulatory or court order or other directive which requires the Director's removal."

         10.3 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner by any party without the prior written consent of the other parties. Any assignment contrary to the provisions of this Agreement shall be deemed a default under the Agreement, allowing the nondefaulting parties to exercise all remedies available under law.

         10.4 TAX WITHHOLDING. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         10.5 CHOICE OF LAW, JURISDICTION, VENUE. This Agreement is drawn to be effective in the State of California, and shall be construed in accordance with California law, excluding its conflict of laws rules. The exclusive jurisdiction and venue of any legal action by either party or arbitration under this Agreement shall be the County of Sutter, California."

         10.6 UNFUNDED ARRANGEMENT. The Director and the Director's beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Bank to which the Director and the Director's beneficiary have no preferred or secured claim.

         10.7 REORGANIZATION. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement.

         10.8 ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect to such matter in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

         10.9 ADMINISTRATION. The Bank shall have powers which are necessary to administer this Agreement, including, but not limited to:

                  (a)      interpreting the provisions of the Agreement;

                  (b) establishing and revising the method of accounting for the Agreement;

                  (c)      maintaining a record of benefit payments; and

                  (d) establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         10.10 NAMED FIDUCIARY. The Bank shall be the named fiduciary and plan administrator under the

Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         10.11 NOTICES. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or
(iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed. Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to give notice in accordance with any of the foregoing methods shall not defeat the effectiveness of notice actually received by the addressee.

         10.12    RESOLUTION OF DISPUTES AND WAIVER OF JURY TRIAL.

                  (a) DEFINITION OF DISPUTES. Any and all claims or controversies arising out of, relating to, or pertaining to this Agreement, ("Dispute") shall be resolved as provided in this paragraph. The parties agree that no party shall have the right to sue any other party regarding a dispute except as provided in this paragraph. The parties further agree, to the fullest extent permitted by law, that each party waives any right to a trial by jury in any action, proceeding or counterclaim of any kind arising out of, relating to, or pertaining to this Agreement.

                  (b) BINDING ARBITRATION. Any dispute between the parties shall be submitted to, and be conclusively determined by, binding arbitration in accordance with this paragraph. The provisions of this paragraph shall not preclude any party from seeking injunctive or other provisional or equitable relief in order to preserve the status quo of the parties pending resolution of the dispute, and the filing of an action seeking injunctive or other provisional relief shall not be construed as a waiver of that party's arbitration rights. Any party seeking such relief, must immediately file a motion for preliminary injunction and following a determination of the motion, the action shall be stayed pending completion of the arbitration.

                  (c) SELECTION OF ARBITRATOR(S). The parties shall endeavor in good faith to select a single arbitrator. If they fail to do so within ten (10) days of the notice demanding arbitration, each party shall have an additional period of ten (10) days in which to appoint an arbitrator and those arbitrators within ten (10 ) days shall select an additional arbitrator. If any party fails to appoint an arbitrator or if the arbitrators initially selected by the parties fail to appoint an additional arbitrator within the time specified herein, any party may apply to have an arbitrator appointed for the party who has failed to appoint, or to have the additional arbitrator appointed in accordance with California Code of Civil Procedure section 1281.6.

                  (d) LOCATION OF ARBITRATION. Any arbitration hearing shall be conducted in Sutter County, California.

                  (e) APPLICABLE LAW. The law applicable to the arbitration of any dispute shall be the law of the State of California, excluding its conflicts of law rules, its rules of civil procedure (unless otherwise incorporated in this paragraph) and its laws of evidence.

                  (f) ARBITRATION PROCEDURES. Except as otherwise provided in this paragraph, the arbitration shall be governed by the following:

                           (i) The parties shall submit to the arbitration all
written, documentary or other evidence and oral testimony as is reasonably necessary for a proper resolution of the dispute.

Copies of all written submittals shall be provided to the arbitrator(s) and all parties. Neither party shall be entitled to conduct discovery and the discovery provisions in California Civil Code of Procedure sections 1283.1 and 1283.05 are waived. The arbitrator(s) shall conduct such hearings as they consider necessary, may require the submission of briefs or points and authorities and may submit written questions to the parties. The parties shall respond to such questions in writing. If a question is addressed to an individual or fewer than all parties, copies of the question and the answer thereto shall be served on the other parties.

                          (ii) The hearing, any relevant evidence may be
presented by any party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Except as provided above, the arbitration procedures set forth in the California Arbitration Act (Code Civ. Proc., Sections 1282 ET SEQ.) shall apply to the arbitration.

                         (iii) The arbitration shall proceed with due dispatch
and a decision shall be rendered within sixty (60) days after the appointment of the final arbitrator. Such decision shall be in such written form that a judgment may be entered on it in any court of competent jurisdiction in the State of California. Any decision of the arbitrators shall be subject to the limitations set forth in paragraph 10.12(g).

                  (g) LIMITATION ON SCOPE OF ARBITRATORS' AWARD OR DECISION. The arbitrators' decision shall pertain and be limited to the claims submitted to the arbitrators in the demand for arbitration. In no event shall the arbitrator(s)' award include any component of punitive or exemplary damages. The arbitrators award may be reviewed by the appropriate superior and appellate courts for errors in law. Such errors in law would not include the arbitrator(s)' rulings concerning procedural or evidentiary matters, but may only be a review of errors in application of the substantive law at issue in the dispute.

                  (h) COSTS OF ARBITRATION. Each party shall pay the costs of the arbitrator chosen by it and the losing party shall bear all other costs of arbitration.

                  (i) ACKNOWLEDGMENT OF CONSENT TO ARBITRATION. NOTICE: BY EXECUTING THIS AGREEMENT YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY EXECUTING THIS AGREEMENT, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR EXECUTION OF THIS AGREEMENT INDICATING YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

         BY INITIALING IN THE SPACE BELOW, YOU ARE INDICATING THAT YOU HAVE READ AND UNDERSTOOD THE FOREGOING AND UNDERSTAND THAT BY EXECUTING THIS AGREEMENT YOU AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS ARBITRATION PROVISION TO NEUTRAL ARBITRATION.

         INITIALS OF THE BANK'S AUTHORIZED REPRESENTATIVE:
                                                           -------
         INITIALS OF DIRECTOR:
                               -------

         10.13 ACTIONS CONTRARY TO LAW. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this

Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

         10.14 ATTORNEYS' FEES; PREJUDGMENT INTEREST. If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law. If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

         10.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         10.16 AMENDMENT. The provisions of this Agreement may be modified at any time by agreement of the parties. Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

         10.17 WAIVER. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

         10.18 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

         10.19 CAPTIONS. All paragraph captions are for reference only and shall not be considered in construing this Agreement.

         10.20 AMBIGUITIES. The Agreement has been negotiated at arm's length between persons sophisticated and knowledgeable in the matters dealt with herein. Each party has cooperated and participated in the drafting and preparation of this Agreement. Any rule of law, including, without limitation, Civil Code Section 1654, or legal decision that would require interpretation of any ambiguities in this Agreement against the drafting party is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties. In the interpretation of this Agreement or any of its terms, both parties shall be construed to be equally responsible for the drafting and preparation of the same.

         IN WITNESS WHEREOF, the Director and a duly authorized Bank officer have signed this Agreement.

                              Address:  ______________________________________
                                        ______________________________________


                                     DIRECTOR:

                                     By:_______________________________________
                                     Name:_____________________________________
                                     Address:__________________________________
                                             __________________________________

                                     BANK:

                                     Feather River State Bank

                                     By:_______________________________________
                                     Title:____________________________________
                                     Name:_____________________________________
                                     Address:__________________________________

                                     Its:______________________________________

                                    EXHIBIT 1
                                       TO
                            FEATHER RIVER STATE BANK
                         DIRECTOR DEFERRED FEE AGREEMENT

                                Deferral Election

I elect to defer my Fees received under this Agreement with the Bank as follows:

                Amount of Deferral                   Duration

                [Initial and Complete One]           [Initial One]

       ___      I elect to defer 100% of my     ___  One Year only
                Fees.

                                                     ___     For ______
       ___      I elect to defer $________                   [Insert number]
                of my Fees.                                  Years

                                                             Until Termination
       ___      I elect not to defer any of                  of Service
                my Fees.
                                                     ___     Until __________,
                                                                     (date)
                                                     _______________
I understand that I may change the amount and duration of my deferrals by filing a new election form with the Bank provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Bank.

Signature         ___________________________

Date              ___________________________

Accepted by the Bank this ________ day of __________________ 1999.

By:___________________________________

Title:_________________________________

                             Beneficiary Designation

                            FEATHER RIVER STATE BANK
                           DIRECTOR DEFERRED AGREEMENT

I designate the following as beneficiary of benefits under the Director Deferred Fee Agreement payable following my death:

Primary:_______________________________________________________________________

_______________________________________________________________________________

Contingent:____________________________________________________________________

_______________________________________________________________________________

NOTE: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature         _________________________________

Date              _________________________________

Accepted by the Bank this _________ day of ___________________ 1999.

By:_________________________________________

Title:_______________________________________